INTERNATIONAL BATTERY METALS LTD

RESTRICTED SHARE UNIT AGREEMENT

This RESTRICTED SHARE UNIT AGREEMENT (this “Agreement”) is made by and between International Battery Metals Ltd. (the “Company”), a corporation existing under the Business Corporations Act (British Columbia), and JAMES GARRETT GALLOWAY (the “Participant”), effective as of February 4, 2026 (the “Award Date”).

WHEREAS, the Board of Directors (the “Board”) and shareholders of the Company previously adopted and approved the 2025 Omnibus Equity Incentive Plan (the “Plan”) (the terms of which are hereby incorporated by reference and made part of this Agreement);

WHEREAS, Section 3 of the Plan provides that the Plan shall be administered by the Board, or a committee of the Board;

WHEREAS, the Participant has entered into the Executive Employment Agreement dated May 5, 2025, (as amended by the First Amendment to Executive Employment Agreement dated November 3, 2025, the “Employment Agreement”), with the Company, whereby the Participant has agreed to serve as the Senior Vice-President of Corporate Development of the Company;

WHEREAS, the Board acting as a committee (the “Committee”) has determined that it would be to the advantage and best interest of the Company and its shareholders to award Restricted Share Units as provided for herein to the Participant for compensation and retention purposes and to further align the Participant’s interests with those of the shareholders and has advised the Company thereof and instructed the appropriate officer of the Company to issue said Restricted Share Units;

WHEREAS, the Participant desires to accept the award of Restricted Share Units and agrees to be bound by the terms and conditions of the Plan and this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular shall include the plural, where the context so indicates. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.

Section 1.1 Award Agreement

“Award Agreement” means any agreement pursuant to which an eligible Director, Employee or Consultant has been granted a Restricted Share Unit Award and which shall provide the terms of such award.

Section 1.2 Change in Control

Unless otherwise defined in the Employment Agreement which such definition shall be used for the purposes of this Agreement, “Change of Control” shall mean: (i) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company or any “person” that is a Control Person as of the date of adoption of the Plan), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities; (ii) consummation of a merger or consolidation of the Company with any other entity or the issuance of voting securities in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary thereof) pursuant to applicable exchange requirements, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of either of the then-outstanding Common Shares or the combined voting power of the Company’s then-outstanding voting securities; or (iii) the consummation of the sale, lease or disposition by the Company of all or substantially all of the Company’s assets (or any transaction or series of transactions within a period of twelve (12) months ending on the date of the last sale or disposition having a similar effect).

Notwithstanding the foregoing, a transaction or other event described above may constitute a “Change in Control” for purposes of any award of Restricted Share Units which is subject to Section 409A of the Code for purposes of earning and vesting, but no payment shall be made thereunder until the earliest of (i) the Change in Control, if such transaction constitutes a “change in the ownership of the corporation,” a “change in the effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Code Section 409A(2)(A)(v), (ii) the date such award would otherwise be settled pursuant to the terms herein, and (iii) the Participant’s “separation from service” within the meaning of Code Section 409A.

Section 1.3 Code

“Code” means the US Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

Section 1.4 Common Shares

“Common Shares” means common shares in the capital of the Company and any shares or securities of the Company into which such common shares are changed, converted, subdivided, consolidated, or reclassified.

Section 1.5 Disability

If the Participant is a US Grantee, “Disability” shall mean “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.

Section 1.6 Exchange Act

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Section 1.7 Restricted Share Units

“Restricted Share Units” shall mean the 2,782,715 Restricted Share Units awarded to the Participant pursuant to this Agreement.

Section 1.8 Section 409A

“Section 409A” shall mean the Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder.

Section 1.9 Securities Act

“Securities Act” shall mean the Securities Act of 1933, as amended.

Section 1.10 Settlement

“Settlement” or “Settled” shall mean the delivery to the Participant of either (i) a certificate evidencing the number of Common Shares underlying the designated Restricted Share Units or (ii) an electronic issuance evidencing such Common Shares, which shall occur on the Settlement Date(s) calculated in accordance with Section 3.1 of this Agreement.

Section 1.11 Settlement Date

“Settlement Date” shall have the meaning set out in Section 3.1 of this Agreement.

Section 1.12 US Grantee

“US Grantee” shall mean a Person who is subject to the regulations of Section 409A of the Code.

ARTICLE II.

AWARD OF RESTRICTED SHARE UNITS

Section 2.1 Award of Restricted Share Units

Subject to the terms and conditions provided in this Agreement and the Plan, the Company hereby awards to the Participant 2,782,715 Restricted Share Units as of the Award Date. Each Restricted Share Unit represents the right to receive one Common Share if the Restricted Share Unit becomes vested and non-forfeitable in accordance with Sections 2.2 or 2.3 of this Agreement.

Section 2.2 Vesting

(a) Except as may be otherwise provided in Section 2.3 of this Agreement and the Employment Agreement, the Participant’s rights and interest in the Restricted Share Units shall vest in accordance with Schedule A to this Agreement.

(b) Except as may be otherwise provided in Section 2.3 of this Agreement and the Employment Agreement, the vesting of the Restricted Share Units is contingent upon the Participant remaining in continuous service with the Company as Senior Vice-President of Corporate Development through the applicable vesting date or event in Schedule A.

Section 2.3 Acceleration of Vesting

Notwithstanding any vesting schedule provided for hereunder, subject to the terms of the Employment Agreement:

(a) any time-based portion of the Restricted Share Units that is not yet vested shall become immediately vested in connection with a consummation of a Change in Control; provided, however, that this acceleration of vesting shall not take place if the time-based Restricted Share Units were forfeited prior to consummation of a Change in Control;

(b) any performance-based portion of the Restricted Share Units that is not yet vested shall become immediately vested in connection with a consummation of a Change in Control; and

(c) any portion of the Restricted Share Units that is not yet vested shall become immediately vested in the event of the Participant’s death or Disability.

ARTICLE III.

SETTLEMENT OF RESTRICTED SHARE UNITS

Section 3.1 Timing and Manner of Settlement of Restricted Share Units

Unless and until the Restricted Share Units become vested and nonforfeitable in accordance with Section 2.2 or 2.3 of this Agreement, the Participant will have no right to Settlement of any such Restricted Share Units. Reasonably promptly after the date any of the Restricted Share Units become vested and non-forfeitable in accordance with Section 2.2 or 2.3 of this Agreement (and in all events not later than two and one-half (2-1/2) months after such vesting date) (the “Settlement Date”), such vested and non-forfeitable Restricted Share Units shall be Settled by the Company delivering to the Participant (or his or her beneficiary in the event of death) either (i) a certificate evidencing a number of Common Shares equal to the number of Restricted Share Units that become vested and non-forfeitable upon that Settlement Date or (ii) an electronic issuance evidencing such Common Shares; provided, however, that unless the issuance of the Common Shares have been registered under the Securities Act, the Common Shares will be issued with the following legend, along with such other legends that the Board or the Committee shall deem necessary and appropriate or which are otherwise required or indicated pursuant to any applicable stockholders agreement:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR U.S. STATE SECURITIES LAWS. BY PURCHASING OR OTHERWISE HOLDING THESE SECURITIES, THE HOLDER AGREES FOR THE BENEFIT OF INTERNATIONAL BATTERY METALS LTD. (THE “CORPORATION”) THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION; OR (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; OR (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS; OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, PROVIDED THAT, IN THE CASE OF TRANSFERS PURSUANT TO (C)(I) OR (D) ABOVE, THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

Section 3.2 Tax Withholding

Upon the occurrence of a vesting event specified in Sections 2.2 or 2.3 above, the Participant is responsible for all federal, state, local or foreign income and social insurance withholding taxes imposed by reason of the vesting of the Restricted Share Units. To the extent permitted by the Company’s insider trading policy, the Exchange Policy and the U.S. federal and state securities laws, the Participant may elect to pay the amount of withholding due by either:

(1) on or prior to the vesting date of any portion of the Restricted Share Units, delivering, by cash or a check, funds equal to the amount of withholding due;

(2) to the extent permissible under Section 409A of the Code, instructing the Company to withhold a number of Common Shares deliverable upon the Settlement Date, which have a Fair Market Value on the date of vesting equal to the amount of withholding due (a “net-settlement” arrangement) provided, however, the Company has been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for a period of no less than 90 days prior to the Settlement Date;

(3) instructing the Company to execute a broker-assisted sale and remittance program, or “cashless” exercise/sale procedure, acceptable to the Committee where the amount of withholding due is remitted to the Company provided, however, the Company has been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for a period of no less than 90 days prior to the Settlement Date; or

(4) on or prior to the vesting date of the Restricted Share Units, delivering other Common Shares which have a Fair Market Value on the date of vesting equal to the amount of withholding due provided, however, the Company has been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for a period of no less than 90 days prior to the Settlement Date.

Unless the Participant makes a tax withholding election (i) in the case of a vesting pursuant to Section 2.2(a), prior to the fifth (5th) business day preceding the vesting date, (ii) in the case of a vesting pursuant to Section 2.3(b), prior to the tenth (10th) day after Company has notified Participant that the Restricted Share Units shall vest pursuant to Section 2.3(b) (including the date of such vesting), or (iii) in the case of a vesting pursuant to Section 2.3(a), prior to the earlier of (A) the fifth (5th) business day preceding the vesting date or (B) the tenth (10th) day after the Company has notified Participant that the Restricted Share Units shall vest pursuant to Section 2.3(a), the Company will automatically satisfy the tax withholding obligation, if any, through a “net-settlement” arrangement as set forth in option (2) above. Additionally, if the Participant does not deliver the cash, check or Common Shares set forth in options (1) or (4), or such cash, check or Common Shares are in an amount less than the full amount of the withholding due, the Company is authorized to deduct from any amounts payable to the Participant, either compensation, proceeds from the sale, or otherwise, any taxes required to be withheld with respect to the Restricted Share Units. It is intended that the terms of this award of Restricted Share Units will not result in the imposition of any tax liability pursuant to Section 409A of the Code, and this Agreement shall be construed, interpreted, operated, and administered consistent with that intent.

Section 3.3 Consideration to the Company

In consideration of the awarding of the Restricted Share Units by the Company, the Participant agrees to render faithful and efficient services to the Company, with such duties and responsibilities as the Company or the Board shall from time to time prescribe, and to comply with the policies and procedures of the Company to which the Participant is subject. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continued employment with the Company or shall interfere with or restrict in any way the rights of the Company to terminate the Participant’s employment at any time, with or without cause, subject to the terms of the Employment Agreement.

Section 3.3 Adjustments in Restricted Share Units

Notwithstanding any other provision of this Agreement, the Board or the Committee, may make adjustments with respect to the Restricted Share Units in accordance with the provisions of the Plan.

Section 3.4 Conditions to Issuance of Common Shares

The Common Shares deliverable upon the Settlement of the Restricted Share Units, or any portion thereof, shall be authorized but unissued Common Shares. Such Common Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Common Shares upon the vesting of the Restricted Share Units or any portion thereof prior to fulfillment of all of the following conditions:

(a) The listing of such Common Shares on all stock exchanges on which such Common Shares are then listed;

(b) The completion of any registration or other qualification of such Common Shares under any U.S. state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Board or the Committee shall, in its absolute discretion, deem necessary or advisable;

(c) Compliance with all applicable Canadian securities laws and the Exchange Policy;

(d) The obtaining of any approval or other clearance from any state or federal governmental agency which the Board or the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(e) The lapse of such reasonable period of time following the vesting of the Restricted Share Units as the Board or the Committee may from time to time establish for reasons of administrative convenience.

Section 3.5 Rights as Shareholder

The Participant shall have no right to vote or receive dividends or any other rights as a shareholder of the Company with respect to the Restricted Share Units or the Common Shares underlying the Restricted Share Units unless and until the Restricted Share Units become vested and non-forfeitable and such Shares are delivered to the Participant in accordance with Section 3.1 of this Agreement.

Section 3.6 Compliance with Section 409A

In accepting the Restricted Share Units, the Participant acknowledges that:

(a) General. Notwithstanding any provision of the Plan to the contrary, it is intended that with respect to any US Grantee, such US Grantee’s participation in the Plan shall be in a manner which does not subject the US Grantee’s interests in the Plan to accelerated or additional tax under Section 409A because such benefits and rights should qualify for the “short-term deferral” exemption to Section 409A set forth in Treasury Regulation 1.409A-1(b)(4), and the provisions of this Agreement shall be construed in a manner consistent with that intention. If the Company believes, at any time, that any such benefit or right is subject to Section 409A but does not so comply, the Company may, without the Participant’s consent, amend the terms of such benefits and rights such that they are exempt from or comply with Section 409A.

(b) No Ability to Designation Taxable Year. Notwithstanding anything to the contrary, the US Grantees shall not have a right to designate the taxable year of any payment under the Plan.

(c) No Guaranty of 409A Compliance. Notwithstanding the foregoing, the Company does not make any representation to the Participant that the payments or benefits provided under this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any beneficiary of the Participant for any tax, additional tax, interest or penalties that the Participant or any beneficiary of the Participant may incur in the event that any provision of this Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

ARTICLE IV.

OTHER PROVISIONS

Section 4.1 Administration

The Board or the Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Board or the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Board or the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Restricted Share Unit. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement except with respect to matters which, under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

Section 4.2 Limitations on Transferability

The Restricted Share Units shall not be assignable or transferable by the Participant, other than an assignment or transfer without the payment of any consideration (i) by will or the laws of descent and distribution, (ii) to a Participant’s family member, whether directly or by means of a trust or otherwise or (iii) subject to the prior approval of the Board or Committee and, if necessary, the Exchange, to a company of which all of the voting securities are beneficially owned by the Participant. For purposes of this Agreement, “family member” has the meaning given to such term in the General Instructions to the Form S-8 registration statement under the Securities Act. Any Restricted Share Units assigned or transferred pursuant to this Section 4.2 shall continue to be subject to the same terms and conditions as were applicable to the Restricted Share Units immediately before the transfer. Notwithstanding the foregoing, in no event shall any rights pursuant to this Agreement be assignable or transferable by the Participant if and to the extent the Committee determines that the Restricted Share Units are subject to Section 409A and that such assignment or transfer would result in a violation of Section 409A.

Section 4.3 Shares to Be Reserved

The Company shall at all times prior to the Settlement Date of the Restricted Share Units reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of this Agreement.

Section 4.4 Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the officer designated as the Administrator from time to time, and any notice to be given to the Participant shall be communicated to him or her (i) by e-mail to the Participant at the Participant’s e-mail address on file with the Company, or (ii) by mail to the Participant at the Participant’s mailing address on file with the Company. By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 4.4. Any notice delivered by mail shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 4.5 Representations of Participant

In consideration of (i) the grant of the Restricted Share Units and (ii) upon vesting, the issuance of the Common Shares, the Participant represents to the Company the following:

a) I am aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am receiving these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act;

b) I acknowledge that I have read and understand the Plan, that I will abide by its terms and conditions, and that the Award is subject to the terms of the Plan and this Agreement;

c) I understand that the Company’s issuance of the Securities has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future;

d) I further understand that the Securities must be held indefinitely unless the transfer is subsequently registered under the Securities Act or unless an exemption from registration is otherwise available; and moreover, I understand that the Company is under no obligation to register any transfer of the Securities; and in addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless registered or such registration is not required in the opinion of counsel for the Company;

e) I am familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions specified in such rules as they may be in effect at the time of any resale by me; and that notwithstanding this paragraph (e), I acknowledge and agree to the restrictions set forth in paragraph (f) hereof;

f) I further understand that in the event the Company’s Common Shares are publicly listed for trade on a U.S. exchange, (i.e., the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act), under Rule 701, I will not be able to resell the Common Shares issued upon Settlement until 90 days after such public listing and that more restrictive conditions apply to affiliates of the Company under Rule 144;

g) I further understand that in the event all of the applicable requirements of Rule 144 or Rule 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 and Rule 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that Persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or Rule 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such Persons and their respective brokers who participate in such transactions do so at their own risk;

h) I recognize that (A) during the period between granting of a Restricted Share Unit Award and the Vesting Date of the Restricted Share Unit Award (or settlement thereof), the value of a Restricted Share Unit Award may be subject to a number of factors and the Corporation accepts no responsibility for any fluctuations in the value of the Award, and (B) there is no assurance as to when, if at all, a Change of Control will occur and therefore if or when the Restricted Share Unit Award will vest due to Change of Control;

i) I recognize that, at the sole discretion of the Company, the Plan can be administered by the Board of Directors of the Company or a Committee of the Board of Directors and any communication from or to the Board or such Committee shall be deemed to be from or to the Company;

j) I acknowledge that the Company assumes no responsibility as regards to the tax consequences that participation in the Plan will have for the Participant and the Participant is urged to consult his or her own tax advisor in such regard; and

k) I acknowledge and agree that the Company has determined and confirmed that the I am a bona fide Employee, Consultant or Director, as the case may be; and acknowledge that I am solely liable for any taxes or penalties which may be payable to Canada Revenue Agency under the Income Tax Act (Canada) or any other taxing authority in respect of the grant of a Restricted Share Unit Award and that the delivery of common shares pursuant to an Award is contingent upon satisfaction of applicable withholding requirements and applicable taxes may be withheld from any such payment in settlement of a Restricted Share Unit Award.

Section 4.6 Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 4.7 Governing Law; Venue

The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in Ontario. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Texas in the United States. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Texas, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Texas court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the Province of Ontario.

Section 4.8 Conformity to Securities Laws

The Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, the applicable exemptive conditions of Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Share Units are awarded and may be Settled, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 4.9 Amendments

This Agreement and the Plan may be amended without the consent of the Participant provided that such amendment would not affect in any materially adverse manner any rights of the Participant under this Agreement. No amendment of this Agreement shall, without the consent of the Participant, affect in any materially adverse manner any rights of the Participant under this Agreement.

Section 4.10 Conflicts

In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of the Employment Agreement, the terms and conditions of the Employment Agreement shall prevail.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INTERNATIONAL BATTERY METALS LTD.

By: /s/ Joseph A. Mills

Name: Joseph A. Mills

Title: Chief Executive Officer

PARTICIPANT

By: /s/ James Garrett Galloway

Name: James Garrett Galloway

Title: Senior Vice-President of Corporate Development

SCHEDULE A

Grant of RSUs	Vesting Schedule
200,000	Vest in full sixty (60) days after the Company’s successful listing on the Toronto Stock Exchange, The Nasdaq Stock Market or The New York Stock Exchange
1,721,810

50% of such RSUs will vest on the date Compensation Committee certifies, in good faith, that the Company first achieves aggregate EBITDA of US $25 million in any four fiscal quarter period, and the remaining 50% of such RSUs will vest on the date the Compensation Committee certifies, in good faith, that the Company first achieves aggregate EBITDA of US $50 million in any four fiscal quarter period

860,905

50% of such RSUs will vest on the date the Compensation Committee certifies, in good faith, that the Company first achieves a market capitalization of US $750 million based upon the Company’s 60-day volume weighted average trading price (“VWAP”), and the remaining 50% of such RSUs will vest on the date the Compensation Committee certifies, in good faith, that the Company first achieves a market capitalization of US $1.5 billion based upon the Company’s 60-day VWAP